FORM OF CUSTODY AGREEMENT

AGREEMENT, dated as of April 12, 2013 by and between each registered investment company listed on Schedule II hereto, (each individually referred to below as the “Company”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business having its principal office and place of business at 101 Barclay 11E, New York, New York 10286 (“Custodian”).

WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Custodian is a bank having at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and other assets of registered investment companies;

WHEREAS, the Company intends to offer shares in one or more series, each as named in the attached Schedule II, which may be amended by the parties from time to time (such series, together with all other series subsequently established by the Company and made subject to this Agreement in accordance with Section 2 of Article XI of this Agreement, being herein referred to as “Series”); and

WHEREAS, the Company, on behalf of each of the Series, desires to appoint Custodian to act as custodian of the Series’ portfolio securities and other assets, and the Custodian has indicated its willingness to accept such appointment;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth the Company and Custodian agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Authorized Person” shall be any person, whether or not an officer or employee of the Company, duly authorized by the Company’s Board of Directors (the “Board”) to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

2. “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4. “Business Day” shall mean any day on which Custodian and, as applicable, relevant Depositories are open for business.

5. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Company by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

6. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

7. “Custodial Files” shall include, without limitation, loan documents, loan assignments and loan funding memos.

8. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Company from time to time, and (d) the respective successors and nominees of the foregoing.

9. “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act, as amended, identified to the Company from time to time, and (d) the respective successors and nominees of the foregoing.

10. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

11. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

12. “Series” shall mean the various portfolios, if any, of the Company listed on Schedule II hereto, and if none are listed references to Series shall be references to the Company.

13. “Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

14. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Company from time to time, and their respective successors and nominees.

15. “Transfer Agent” shall mean the entity that has agreed to serve as transfer agent to the Company pursuant to a separate agreement entered into between the parties, or any successor transfer agent identified to Custodian in a Certificate.

ARTICLE II

APPOINTMENT OF CUSTODIAN; ACCOUNTS;

REPRESENTATIONS, WARRANTIES, AND COVENANTS

1. (a) The Company hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series. Such accounts (each, an “Account,” and collectively, the “Accounts”) shall be in the name of the Company on behalf of the relevant Series.

(b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Company and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as the Company may specify in a Certificate or Instructions.

(c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Company and Custodian shall agree, and Custodian shall transfer to such accounts such Securities and money as the Company may specify in a Certificate or Instructions.

2. The Company hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Company, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Company, approved by a resolution of its Board, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Company;

(e) Its Board or its foreign custody manager, as defined in Rule 17f-5 under the 1940 Act, has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the 1940 Act and Rule 17f-5 thereunder;

(f) The Company or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act;

(g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Company, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions may be presumed in good faith by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

(h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the 1940 Act;

(i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the 1940 Act;

(j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

(k) It has the right, subject to limitations on pledging securities and using margin under the 1940 Act, to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

3. The Company hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Company borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

4. Custodian hereby represents and warrants, which representations and warranties shall be continuing, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by Custodian, constitutes a valid and legally binding obligation of Custodian, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement; and

(c) It is conducting its business in substantial compliance with all laws and requirements both state and federal applicable to Custodian and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as currently conducted and as contemplated by its execution or performance of this Agreement.

ARTICLE III

CUSTODY AND RELATED SERVICES

1. (a) Subject to the terms hereof, the Company hereby authorizes Custodian to hold any Securities and all payments of income, payments of principal or capital distributions with respect to the Securities received by it from time to time for the Company’s account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to each Series, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Company’s Board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the 1940 Act and Rule 17f-5 thereunder.

(b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Company by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Company, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

(d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Company with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Company of any material change in such risks. The Company acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2. With respect to Custodial Files, Custodian will take physical possession of the Custodial Files and will continue to hold the Custodial Files for the benefit of the Company, except as specifically provided herein:

(a) The Custodian shall hold all Custodial Files for the exclusive use and benefit of the Company, and shall make disposition thereof only in accordance with this Agreement and Oral or Written Instructions furnished by the Company. The Custodian shall segregate and maintain continuous custody of all Custodial Files in accordance with the usual and customary standards for such custody.

(b) It is understood and agreed that the Custodian shall have no duty or responsibility to review, examine or otherwise inspect any Custodial Files and shall rely, without independent verification, on information provided by the Company regarding the Custodial Files. Reports issued by the Custodian of documents held hereunder, or line items on statements related to Custodial Files, will reflect an inventory of the Custodial Files that Custodian holds in custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document or other material contained in a Custodial File (ii) the collectability, insurability, effectiveness, including the authority or capacity of any person to execute or issue, any document in such Custodial File, or (iii) the value assigned to any Custody File.

(c) Custodian is hereby authorized, upon receipt of Written Instructions from the Company to release and deliver to the Company or any person identified in such Written Instructions, at the Company’s cost and expense, the Custodial Files referenced in the Written Instructions. Custodian will release and deliver the specified Custodial Files within five (5) Business Days of Custodian’s receipt of such Written Instructions. In no event shall Custodian release any Custodial Files without obtaining Company’s prior written consent.

(d) Custodian shall use a nationally recognized overnight courier service for the purpose of transportation of any Custodial Files in the performance of the Custodian’s duties hereunder. The Company will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian) and will maintain such insurance against loss or damage to any Custodial Files as the Owner deems appropriate.

(e) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, recordation, adequacy or perfection of any lien upon or security interest in any Custodial File.

3. Custodian shall furnish the Company with an advice of daily transactions (including a confirmation of each transfer of Securities or receipt of Custodial Files) promptly after the close of Business on each Business Day and a monthly summary of all transfers to or from the Accounts promptly following each month end.

4. With respect to all Securities (as specified in Instructions) held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise the Company as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Company as promptly as practicable of any such amounts due but not paid;

(c) Forward to the Company copies of all information or documents that it may actually receive from an issuer of Securities which, in the reasonable opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

5. (a) Custodian shall, as promptly as practicable under the circumstances, notify the Company of rights or discretionary actions with respect to Securities, as specified in Instructions, held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, and shall promptly forward to the Company any notices, information statements or other materials received in connection with such rights or discretionary actions, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Company.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls), as specified in Instructions, confer discretionary rights on the Company or provide for discretionary action or alternative courses of action by the Company, the Company shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Company’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Company), as specified in Instructions. Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

(c) Upon Company’s written request, Custodian shall provide to the Company all reports that Custodian receives from a Depository on its system of internal accounting control. Custodian further agrees to make available to the Company Custodian’s annual SAS70 Type II Report of its independent auditors or any successor or replacement report covering the same subject matter.

6. All voting rights with respect to Securities, however registered, shall be exercised by the Company or its designee. Custodian will make available promptly to the Company proxy voting services upon the request of, and for the jurisdictions selected by, the Company in accordance with terms and conditions to be mutually agreed upon by Custodian and the Company.

7. Custodian shall promptly advise the Company upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Company has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

8. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

9. The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Company or any transaction related thereto. The Company shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Company (including any payment of Tax required by reason of an earlier failure to withhold, except to the extent that any such failure to withhold any payment of Tax is the result of bad faith or willful misfeasance on the part of Custodian and/or Subcustodian, or reckless disregard of Custodian’s and/or Subcustodian’s duties hereunder). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Company, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Company of the additional amount of cash (in the appropriate currency) required, and the Company shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Company is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Company under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Company all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Company to Custodian hereunder. The Company hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Company, its successors and assigns notwithstanding the termination of this Agreement.

10. (a) For the purpose of settling Securities and foreign exchange transactions, the Company shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Company with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Company may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Company may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish commercially reasonable rules or limitations concerning any foreign exchange facility made available to the Company. The Company shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

11. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Company to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

12. (a) To prevent the disruption of services in the event of any reasonably foreseeable adverse events (such as terrorism or related threats to security, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), Custodian shall maintain at all times, at no additional expense to the Company, a complete business continuity, disaster recovery, business resumption and crisis management plan (“Disaster Recovery Plan”) reasonably designed to safeguard from loss or damage attributable to terrorism or related threats to security, fire, flood, theft or any other cause the records or other data of the Company and Custodian’s records, data, equipment, facilities and other property used in the performance of its obligations hereunder. Upon reasonable request, Custodian shall provide a presentation summarizing the Disaster Recovery Plan. Custodian will notify the Company promptly of any material changes to the Disaster Recovery Plan. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond Custodian’s control, Custodian shall, at no additional expense to the Company, use all commercially reasonable efforts to minimize service interruptions. In no event shall Custodian incur liability hereunder if Custodian is prevented, forbidden or delayed from performing or omits to perform any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other circumstances beyond the control of Custodian, unless, in each case, such delay or nonperformance is caused by the failure of Custodian to exercise diligence, prudence and reasonable care.

(b) Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Company or any Series, (i) Custodian shall promptly notify the Company and the applicable Series of the occurrence of such event, and (ii) Custodian shall, and shall use its best efforts to cause any applicable Subcustodian or other agent to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Company and the Series.

(c) Custodian agrees that, during the term of this Agreement, it shall maintain insurance coverage regarding its business in such amount and scope as it deems adequate in light of relevant circumstances and as is consistent with the amount and scope of coverage customarily maintained by custodians for registered investment companies. Custodian shall, upon the Company’s reasonable request, furnish to the Company a copy of Custodian’s customary statement of its insurance coverage.

ARTICLE IV

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by the Company, the Company shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2. The Company understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. The Company assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Company, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

4. Custodian will endeavor to provide the Company with reasonable notice of its intent to withdraw any such credit, however its failure to do so will not limit Custodian’s discretion or authority to so withhold or withdraw credit.

ARTICLE V

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Company is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to Custodian under any cash management agreement between the Custodian and the Company (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Company for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Company hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf. The Company authorizes Custodian, in its sole discretion, to be exercised in good faith, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books. Custodian agrees endeavor to provide reasonable notice to the Company of any such charge. For the avoidance of doubt, Custodian may not sell, transfer, lend or otherwise dispose of any Securities or other assets of a Series in which Custodian has a lien or security interest, except as permitted hereunder.

2. If the Company borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Company shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Company on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the applicable Series prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Company shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Company fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

ARTICLE VI

SALE AND REDEMPTION OF SHARES

1. Whenever Company shall sell any shares issued by the Company (“Shares”) it shall deliver, or cause the Company’s Transfer Agent to deliver, to Custodian a Certificate or Instructions specifying the amount of money, if any, and/or Securities and the amount of each Security to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

2. Upon receipt of such money, Custodian shall credit such money, if any, and such Securities, to an Account in the name of the Series for which such money, if any, and such Securities was received.

3. Except as provided hereinafter, whenever the Company desires Custodian to make payment out of the money, if any, and a delivery of Securities held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish, or cause the Company’s Transfer Agent to furnish, to Custodian a Certificate or Instructions, specifying the total amount of money, if any, to be paid and the particular Securities and amount of each Security to be delivered for the redemption of such Shares. Custodian shall make any such payment and such delivery of Shares as directed by such Certificate or Instructions out of the money and Securities held in an Account of the appropriate Series.

ARTICLE VII

PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. Whenever the Company shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Company specified therein.

ARTICLE VIII

CONCERNING CUSTODIAN

1. (a) Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement. Except as otherwise expressly provided herein, Custodian shall not be liable for any losses, costs, expenses, damages, charges, liabilities or claims, including reasonable attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Company, except those Losses arising out of and determined by an arbiter of competent jurisdiction to have been caused by Custodian’s (i) own negligence, bad faith, willful misfeasance, or reckless disregard of its duties hereunder; (ii) Custodian’s material breach of this Agreement; or (iii) violation of laws, regulations or requirements, applicable to Custodian, of any governmental authority having jurisdiction over Custodian or the Trust. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a result of the Custodian’s failure to fulfill its duties hereunder. With respect to any Losses incurred by the Company as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Company shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian or any Subcustodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions believed in good faith by Custodian to be given by an Authorized Person; (iii) for presuming in good faith that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Company, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a result of Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for any Losses arising from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Company, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder, and Custodian shall be liable for the acts or omissions of any BNY Affiliate to the same extent as it is liable for such acts or omissions under this Agreement.

(c) The Company agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Company; provided however, that the Company shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence, bad faith, willful misfeasance or reckless disregard for its duties hereunder. This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.

The Company and each Series shall not be responsible for, and the Custodian shall indemnify and hold the Company and each Series harmless from and against any and all Losses arising out of or attributable to actions of the Custodian, its employees, agents or subcontractors relating to this Agreement and determined by an arbiter of competent jurisdiction to have been caused by the Custodian’s (or its employee’s, agents’ or subcontractors’) (i) negligence, lack of good faith, willful misfeasance or reckless disregard of its/their duties hereunder; (ii) violation of law, regulations or requirements applicable to the Custodian and relating to this Agreement of any governmental authority having jurisdiction over the Custodian or (iii) the material breach of this Agreement (including a breach of the standard of care in Section 6). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. In addition, in the event a claim is asserted against the Company arising out of or in connection with any action or inaction by Custodian in performing its duties in accordance with the standard of care set forth hereunder, and to the extent the Company asserts and is successful in a related claim against Custodian in which it is determined by a court or an arbiter of competent jurisdiction that Custodian failed to discharge its duties in accordance with the standard of care set forth hereunder, then Custodian shall indemnify the Company for any and all costs, expenses, direct damages, liabilities or claims (including attorneys’ and accountants’ fees) sustained or incurred as a result of such claim.

(e) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which a party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all material developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent which shall not be unreasonably withheld.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) Any Losses incurred by the Company or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b) The validity of the issue of any Securities purchased, sold, or written by or for the Company, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(d) The legality of the declaration or payment of any dividend or distribution by the Company;

(e) The legality of any borrowing by the Company;

(f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Company against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Company. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Company are lent makes payment to it of any dividends or interest which are payable to or for the account of the Company during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Company in the event that such dividends or interest are not paid and received when due;

(g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Company; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Company of any variation margin payment or similar payment which the Company may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Company is entitled to receive, or to notify the Company of Custodian’s receipt or non-receipt of any such payment; or

(h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Company and specifically allocated to a Series are such as properly may be held by the Company or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Company, whether or not involving Custodian, are such transactions as may properly be engaged in by the Company.

Notwithstanding the foregoing, to the extent the Company inquires into matters described in Section VIII.3(a) or (b) above, Custodian shall provide reasonable assistance to the Company in such inquiries at the Company’s expense.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of the Company’s counsel, or its own external nationally recognized counsel, and shall be fully protected with respect to anything done or omitted by it provided that Custodian acts in good faith without negligence or willful misfeasance in requesting, obtaining and carrying out such advice, and provided further that, any such action or omission by Custodian is consistent with Custodian’s rights and responsibilities under this Agreement. Custodian, at its own cost, will consult with its own external nationally recognized counsel.

4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment. Custodian shall promptly notify the Company in writing of any such default or refusal to pay.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. The Company shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. The Company shall reimburse Custodian for all reasonable costs associated with the conversion of the Company Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Company shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for any amount payable by the Company in connection with any and all obligations of the Company to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Company shall not have honored any of its obligations to Custodian, Custodian shall have the right to retain or set-off, against such obligations of the Company, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Company, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Company in any currency or Composite Currency Unit. Custodian will endeavor in good faith to notify the Company of any such setoffs, with such notice to include an explanation of such setoffs and any remaining applicable obligations of the Company to Custodian, provided that failure to provide such notice by Custodian shall not have direct bearing on its entitlement hereunder to exercise such set off rights. Any such asset of, or obligation to, the Company may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8. The Company agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Company agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral

Instructions and effected by Custodian; provided, however, Custodian shall endeavor in good faith to notify the Company of such inconsistency, provided that failure to provide such notice by Custodian shall not have direct bearing on its entitlement hereunder to so act. If the Company elects to transmit Instructions through an on-line communications system offered by Custodian, the Company’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Company understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Instructions have been sent by an Authorized Person, and the Company shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If the Company elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Company agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. The books and records pertaining to the Company which are in possession of Custodian shall be the property of the Company. Custodian shall, with respect to each Series, create and maintain all books and records relating to its activities and obligations hereunder as required by the 1940 Act and the rules thereunder, with particular attention to Section 31 and Rules 31a-1 and 31a-2 thereunder. The Company, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours. Upon the request of the Company, copies of any such books and records shall be provided by Custodian to the Company or its authorized representative, as soon as practicable. Upon the request of the Company, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained, as soon as practicable. Custodian shall promptly provide or otherwise make available to the Company (and Series) on a daily or less frequent basis as agreed upon by Custodian and the Company, such notifications, reports, statements, summaries, schedules, balances and trial balances, rollforwards, reconciliations and other information as may be mutually acceptable to the Company and Custodian.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect and that Custodian shall promptly notify the Company of any such request, to the extent it is permitted by applicable law to do so. The Custodian shall provide the Company with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Company may reasonably request from time to time.

11. Custodian shall provide the Company, on behalf of each Series at such times as the Company may reasonably request, with reports by independent public accountants and other third parties on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Clearing System or a Foreign Securities Depository, relating to the services provided by Custodian hereunder. Custodian shall notify the Company of each determination of a significant deficiency, material weakness or inadequacy in the internal accounting controls of the Custodian in the ordinary course of so notifying its clients.

The Custodian further agrees to provide such information and assistance from time to time as may be reasonably requested by the Company in connection with Custodian’s compliance procedures as applicable to the safekeeping of the Company’s assets and the services contemplated hereunder. The Custodian will also provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 applicable to services for the Series; and a copy of each SSAE 16 Type 2 audit report (or, with the consent of the Company, any comparable successor report thereto) prepared by an independent third party with respect to services hereunder.

12. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE IX

TERMINATION

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by Custodian, the Company shall, on or before the termination date, deliver to Custodian a copy of a resolution of the Board, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Company and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor custodian is not designated by the Company or Custodian in accordance with the preceding Section, the Company shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Company) and money then owned by the Company be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Company to hold such Securities hereunder in accordance with this Agreement.

3. Notwithstanding Section 1 of this Article IX, the Company, on behalf of one or more Series, may terminate the services of Custodian under this Agreement (A) by providing thirty (30) days’ written notice in the event that Custodian (i) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, the Company shall have given written notice thereof, and such material failure shall not have been remedied to the reasonable satisfaction of the Company within thirty (30) days after such written notice is received, (ii) breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such breach within thirty (30) days of receipt of such notice, or (iii) shall have ceased to be qualified as a custodian under the 1940 Act, shall be indicted for a crime, shall commence any bankruptcy or insolvency proceeding or have such a proceeding initiated against it which shall not be dismissed within sixty (60) days, or shall suffer any other material adverse change in its condition, operations or professional reputation that is determined by the Company in its reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Company or one or more Series, or (B) immediately in the event of an appointment of a conservator or receiver for Custodian or any parent of Custodian by a regulatory agency or court of competent jurisdiction.

4. Custodian shall notify the Company promptly following the execution of any agreement that would result in, or would be expected to result in, a change of control of Custodian or any parent of Custodian. Notwithstanding Section 1 of this Article IX, this Agreement may be terminated by the Company, on behalf of one or more Series, upon at least sixty (60) days’ written notice following notice of execution of any such agreement.

5. Notwithstanding Section 1 of this Article IX, this Agreement may be terminated by the Company, on behalf of one or more Series, upon written notice to Custodian, in the event that the Board approves (i) the liquidation or dissolution of the Company or applicable Series, (ii) the merger or reorganization of the Company or applicable Series into, or the consolidation of the Company or applicable Series with, another entity which does not utilize the Custodian, or (iii) the sale by the Company or applicable Series of all, or substantially all, of its/their assets to another entity which does not utilize the Custodian.

6. Termination of this Agreement with respect to the coverage of any one particular Series shall in no way affect the rights and duties under this Agreement with respect to any other Series.

7. If a successor custodian for one or more Series shall be appointed by the Company’s Board, Custodian shall, upon termination and receipt of Instructions, deliver to such successor custodian, the records of the Company and or the Series as reasonably requested by the Company. Custodian also agrees to reasonably cooperate with the successor custodian and the Company in the execution of such documents and the performance of such other necessary actions as may reasonably be requested by the successor custodian or the Company in order to substitute the successor custodian for Custodian, provided, however, that any special or unduly burdensome arrangements, and any expenses associated therewith, shall be subject to discussion by the parties.

8. Any termination of services under this Agreement shall not affect the rights and obligations of the parties under Article VIII and Article X hereof.

ARTICLE X

CONFIDENTIALITY AND PRIVACY

1. Custodian and the Company agree that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority with jurisdiction over the subject matter of this Agreement or the parties hereto, each party will keep confidential all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party, including information pertaining to the Company’s shareholders and the Company’s portfolio holdings, which are exchanged, received or otherwise acquired pursuant to the negotiation or the carrying out of this Agreement and will not disclose the same to any person except at the written request or with the written consent of the Company or as may be required by applicable law, administrative or judicial order or rule.

2. Notwithstanding the foregoing, information shall not be confidential information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law; (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) is Series information provided by Custodian in connection with an independent third party compliance or other review; or (h) has been or is independently developed or obtained by the receiving party.

3. The Company, each Series, and Custodian further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of Custodian, the Company, the Series, or their agents and their successors and assigns.

4. Custodian hereby represents and warrants that it has implemented and shall maintain appropriate policies, procedures and processes reasonably designed to satisfy the requirements of federal and New York law applicable to Custodian including, without limitation, the requirements of The Gramm-Leach-Bliley Act (15 U.S.C. §6801 and §6805) and regulations promulgated thereunder (the “Gramm-Leach Act”) and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information issued by the Board of Governors of the Federal Reserve System.

5. Without limiting the generality of the foregoing, Custodian acknowledges and agrees that the Series are prohibited by law from making selective public disclosure of information regarding portfolio holdings, that disclosure of any and all such information to Custodian hereunder is made strictly under the conditions of confidentiality set forth in this Article and solely for the purposes of the performance of accounting services hereunder, that any misuse of such information (including without limitation any disclosure to others by Custodian or any of its employees or agents, or any trading on the basis of such information by anyone in receipt of such information) may constitute a criminal offense of trading on or tipping of material inside information regarding publicly traded securities, that access to any and all such information regarding portfolio holdings of the Series should be restricted to those persons needing such information in the course of the performance of duties hereunder, and that Custodian shall apprise all such persons having access of the obligation hereunder and under applicable law to prevent unauthorized disclosure of such confidential information.

6. In case of any requests or demands for the inspection of the Shareholder records of the Company, Custodian will promptly employ reasonable commercial efforts to notify the Company when permitted by law and secure instructions from an authorized officer of the Company as to such inspection. Custodian reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

7. The parties acknowledge and agree that any breach or threatened breach of this Article would cause not only financial damage, but irreparable harm to the Company and/or Series, for which money damages will not provide an adequate remedy. Accordingly, in the event of a breach or threatened breach of this Article, the Company and the Series shall, in addition to all other rights and remedies they may have, be entitled to an injunction (without the necessity of posting any bond or surety) restraining disclosure or misuse, in whole or in part, of any confidential information.

ARTICLE XI

MISCELLANEOUS

1. The Company agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

2. In the event that the Company establishes one or more series of Shares in addition to the Series listed on the Schedule II, with respect to which it desires to have Custodian render services under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series of Shares shall become a Series hereunder.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 2 Hanson Pl 9th Floor, Brooklyn NY 11217, or at such other place as Custodian may from time to time designate in writing.

4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given if addressed to the Company and received by it at its offices at One Security Benefit Place, Topeka, Kansas, 66636, or at such other place as the Company may from time to time designate in writing.

5. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby, provided that the obligation of the

Company to pay is conditioned upon the provision of services described hereunder. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Company. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement and any rights or obligations hereunder shall not be assignable by either party without the written consent of the other.

7. In no event shall either party be liable to the other party for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees relating thereto) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder even if previously informed of the possibility of such damages and regardless of the form of action.

8. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Company and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Company and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

9. The Company hereby acknowledges that Custodian is subject to federal laws, including its Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Company and each Series. Accordingly, prior to opening an Account hereunder Custodian will ask the Company to provide certain information including, but not limited to, the Company and each Series’ name, physical address, tax identification number and other information that will help Custodian to identify and verify the Company’s and each Series’ identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Company agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Company and each Series’ identity in accordance with its CIP.

10. Custodian acknowledges and agrees that any obligations or liabilities of the Company or any Series arising hereunder shall not be binding upon any of the shareholders, Board, officers, or employees of the Company, and that, to the extent the Company’s Board are regarded as entering into this Agreement, they do so only as directors and not individually. Custodian further acknowledges and agrees that it shall look solely to the property of the applicable Series for the performance of any such obligation or liability.

11. Further to Section 2 of Article VIII, in the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that upon the occurrence of any such event, the parties shall use commercially reasonable best efforts to mitigate such damages and/or resume performance as soon as practicable under the circumstances.

12. The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the Company and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

On behalf of each Company and Series identified on Schedule II attached hereto

Name:

Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:
[Custody Agreement]

SCHEDULE I

CERTIFICATE OF AUTHORIZED PERSONS

(The Company - Oral Instructions and Instructions)

The undersigned hereby certifies that he is the duly elected and acting FUND OFFICER of                                  (the “Company”), and further certifies that the following officers or employees of the Company and the investment advisers to the series of the Company (the “Series”) have been duly authorized in conformity to deliver Certificates and Oral Instructions to The Bank of New York Mellon (“Custodian”) pursuant to the Custody Agreement between the Company and Custodian dated [Month/Day/Year], and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

By:
Name: Title:

Date:

SCHEDULE II

COMPANIES AND SERIES

Company	Series of Company
SBL Fund	Floating Rate Strategies (Series F) Macro Opportunities (Series M)

Security Income Fund

Security Mid Cap Growth Fund

Security Equity Fund

Security Large Cap Value Fund

APPENDIX I

THE BANK OF NEW YORK MELLON

ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)

TERMS AND CONDITIONS

1. License; Use. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person, of software enabling the Company to obtain access to the System (the “Software”), Custodian grants to the Company a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). The Company shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Company with respect to the Software. The Company acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Company further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Company shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Company attempt to decompile, reverse engineer or modify the Software. The Company may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian’s prior written consent. The Company may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Company shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian’s request.

2. Equipment. The Company shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Company (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers. The Company shall keep the

Information confidential by using the same care and discretion that the Company uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Company shall return to Custodian any and all copies of the Information which are in its possession or under its control.

4. Modifications. Custodian reserves the right to modify the Software from time to time and the Company shall install new releases of the Software as Custodian may direct. The Company agrees not to modify or attempt to modify the Software without Custodian’s prior written consent. The Company acknowledges that any modifications to the Software, whether by the Company or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.

5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.” IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE COMPANY MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL (A “FORCE MAJEURE EVENT”). CUSTODIAN WILL MAINTAIN THROUGHOUT THE TERM OF THIS AGREEMENT, SUCH DISASTER RECOVERY AND CONTINGENCY PLANS AND SYSTEMS AS IT REASONABLY BELIEVES TO BE NECESSARY AND APPROPRIATE TO RECOVER ITS OPERATIONS FROM THE OCCURRENCE OF A FORCE MAJEURE EVENT AND WHICH ARE CONSISTENT WITH THE REQUIREMENTS OF ANY STATUTE, REGULATION OR RULE TO WHICH IT IS SUBJECT THAT IMPOSES BUSINESS RESUMPTION AND CONTINGENCY PLANNING STANDARDS. CUSTODIAN SHALL EMPLOY COMMERCIALLY REASONABLE EFFORTS TO RESUME PERFORMANCE AS SOON AS PRACTICABLE UNDER THE CIRCUMSTANCES, FOLLOWING THE OCCURRENCE OF A FORCE MAJEURE EVENT.

6. Security; Reliance; Unauthorized Use. The Company will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Company acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

7. System Acknowledgments. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Company may not claim that such transmission was received by Custodian.

8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE COMPANY MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE COMPANY OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Company hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

9. ENCRYPTION. The Company acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Company agrees that Custodian may deactivate any encryption features at any time for the purpose of maintaining, repairing or troubleshooting the System or the Software. Custodian agrees that it will use commercially reasonable best efforts to provide the Company with advance notice of any such deactivation, provided, however that prior notification may not be possible under all circumstances and Custodian will not have any liability to the Company for failing to provide such notice under those circumstances.